SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR ADVISORY FEE RATE CHANGES DURING THE PERIOD, THIS EXHIBIT PROVIDES INFORMATINO FOR ITEM 48.

FOR PERIOD ENDING: 4/30/2005
FILE NUMBER 811- 1424
SERIES NO.:   10


11/01/2004 - 12/31/2004

          STEP:                  ASSET VALUE              ANNUAL FEE RATE*
                                 ($000's omitted)
-----------------------------------------------------------------------------

 A.    first---               $        350,000                  0.750   %
 B.    of next ---            $                                         %
 C.    of next ---            $                                         %
 D.    of next ---
 E.    of maximum---          $        350,000                  0.625   %


1/1/2005 - 04/30/2005

          STEP:                  ASSET VALUE              ANNUAL FEE RATE*
                                   ($000's omitted)
-----------------------------------------------------------------------------

 A.    first---                $       250,000                 0.695    %
 B.    of next ---             $       250,000                 0.670    %
 C.    of next ---             $       500,000                 0.645    %
 D.    of next ---             $     1,500,000                 0.620    %
 E.    of next ---             $     2,500,000                 0.595    %
 F.    of next ---             $     2,500,000                 0.570    %
 G.    of next ---             $     2,500,000                 0.545    %
 H.    of maximum---           $    10,000,000                 0.520    %